Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

CYCLERION THERAPEUTICS, INC.

ARTICLE I

Meetings of Shareholders

Section 1.                                           Place.  Meetings of the shareholders shall be held at the principal office of the corporation or at such other place as may be determined by the board of directors or an officer designated by the board of directors and identified in the notice to shareholders of such meeting.

Section 2.                                           Annual Meetings.  The annual meeting of the shareholders shall be held on such date determined by the board of directors and shall be at such time and place as the board of directors or an officer designated by the board of directors shall determine.

Section 3.                                           Special Meetings.  Subject to the rights of holders of any class or series of preferred stock of the corporation, special meetings of the shareholders may be called as provided in the articles of organization.

(a)                                 Requests.  In order for a special meeting upon shareholder request (a “Shareholder Requested Special Meeting”) to be called, requests for a special meeting (each a “Special Meeting Request”) must be signed by shareholders of record of the corporation (each, a “Record Shareholder”) (or their duly authorized agents) who beneficially own shares of capital stock having at least the requisite percentage of votes specified in the articles of organization (the “Requisite Percentage”) and delivered to the secretary at the principal executive offices of the corporation.  Each Special Meeting Request must (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such Record Shareholder (or duly authorized agent) signing the Special Meeting Request, (iii) set forth the name and record address of each such Record Shareholder, (iv) set forth the class and number of shares of capital stock of the corporation that are beneficially owned by each such Record Shareholder, and (v) include documentary evidence of each such Record Shareholder’s record and beneficial ownership of such stock.

(b)                                 Revocation.  Any Record Shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary.  If following such revocation there are un-revoked requests from Record Shareholders holding in the aggregate less than the Requisite Percentage, the board of directors, in its discretion, may cancel the special meeting.  If none of the Record Shareholders who submitted a Special Meeting Request appear or send a qualified representative to present the business proposed to be conducted at the special meeting, the corporation need not present such business for a vote at such meeting.

(c)                                  Conditions.  The secretary shall not be required to call a Shareholder Requested Special Meeting if (a) the stated business to be brought before the special meeting is not a proper subject for shareholder action under the corporation’s articles of organization, these bylaws or applicable law, (b) the board of directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the date on which Shareholder Meeting Request(s) signed by Record Shareholder(s) who beneficially own the Requisite Percentage have been received by the secretary (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified in the Special Meeting Request(s) or (c) an annual or special meeting was held not more than twelve (12) months before the Delivery Date, which included the purposes specified in the Special Meeting Request(s), with such determinations under (b) and (c) being made in good faith by the board of directors.

Section 4.                                           Notice.  A written notice of the date, place and time of each meeting of shareholders describing the purposes of the meeting shall be given by the secretary or an assistant secretary (or by any other officer who is authorized to provide notice of such meeting) no fewer than seven (7) nor more than sixty (60) days before the meeting date to each shareholder entitled to vote at the meeting and to each other shareholder to whom the corporation is required to provide such notice by deposit in the United States mail, postage prepaid, and addressed to such shareholder at the shareholder’s address as it appears in the records of the corporation, or by electronic transmission directed to such shareholder in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network.  Notwithstanding the foregoing, in the case of any Shareholder Requested Special Meeting, such meeting shall be scheduled not fewer than sixty (60) days nor more than ninety (90) days after the Delivery Date, and written notice thereof shall be given in accordance with the preceding sentence within thirty (30) days after the Delivery Date.  Whenever notice of a meeting is required to be given to a shareholder under applicable law, the articles of organization or these bylaws, a written waiver thereof, executed before or after the meeting by such shareholder and filed with the records of the meeting, shall be deemed equivalent to such notice.  In addition, any shareholder who attends the meeting (whether in person or by proxy) (a) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the shareholder’s arrival or who thereafter votes for or assents to action taken at the meeting waives objection to lack of notice or defective notice of the meeting or (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purposes described in the notice for such meeting.

Section 5.                                           Shareholder Nominations of Directors.  Except as otherwise required by law, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election as directors at any annual meeting may be made by or at the direction of the board of directors (including through a committee delegated such function), or by any Record Shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 5.  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the chairperson of the board, if any, the chief executive officer (or, if there is no chief executive officer, the president) or the secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation the earlier of: (a) not fewer than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the prior year’s annual meeting or, (b) with respect to the corporation’s 2020 annual meeting, during February 2020, or (c) if (i) there was no annual meeting in the prior year or (ii) the date of the current year’s annual meeting is more than thirty (30) days prior to or more than thirty (30) days after the anniversary date of the prior year’s annual meeting, sixty (60) days prior to the annual meeting; provided, however, that, if fewer than sixty-five (65) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made.  Such notice from a shareholder must state (i) as to each nominee that the shareholder proposes for election or reelection as a director: (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Act”), and such nominee’s written consent (I) to be named as a nominee in the corporation’s proxy statement, proxy card, and/or ballot, if the corporation’s board of directors approves such inclusion and (II) to serve as a director if elected, and (B) a description of all direct and indirect compensation, reimbursement, indemnification and other material arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such shareholder and any Shareholder Associated Person (as defined below), on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand, (ii) as to the shareholder making the nomination: (A) the name and address of the shareholder, (B) the class (and, if applicable, series) and number of shares of stock of the corporation that are, directly or indirectly, owned beneficially or of record by the shareholder or any Shareholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such shareholder or any Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation of the shareholder or any Shareholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any securities of the corporation, (E) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or beneficially owns an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the corporation or Derivative Instruments and (G) whether the shareholder intends to deliver a proxy statement and form of proxy to shareholders.  For purposes of these bylaws, a “Shareholder Associated Person” of any shareholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act, or any successor rule thereto) of the shareholder that owns beneficially or of record any capital stock or other securities of the corporation and (ii) any person acting in concert with such shareholder or any affiliate or associate of such shareholder with respect to the capital stock or other securities of the corporation.  In addition, any nominee proposed by a shareholder shall complete a questionnaire, in a form provided by the corporation, within ten (10) days of receipt of the form of questionnaire from the corporation.  The chairperson of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and the defective nomination shall be disregarded.

Section 6.                                           Advance Notice of Shareholder-Proposed Business at Annual Meetings.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be brought properly before an annual meeting, business must be specified in the notice with respect to such meeting contemplated by Section 4 of this Article I (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the board of directors.  In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a shareholder, the shareholder must comply with the requirements of Rule 14a-8 under the Act, or any successor rule thereto, and, pursuant to such rule, have had such business included in the notice with respect to such meeting.

Notwithstanding anything in these bylaws to the contrary, no business shall be properly brought before the annual meeting except in accordance with the procedures set forth in this Section 6, provided, however, that nothing in this Section 6 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with this Section 6. The chairperson of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 7.                                           Proxy Access.

(a)                                 Inclusion of Shareholder Nominee in Proxy Statement.  Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 7, the corporation shall include in its proxy statement (including its form of proxy and ballot) for such annual meeting of shareholders, in addition to any persons nominated for election by the board of directors, including through a committee thereof, the name, together with the Required Information (as defined below), any person nominated for election to the board of directors submitted pursuant to this Section 7 (each a “Shareholder Nominee”) provided: (i) the shareholder has given timely written notice of such Shareholder Nominee satisfying the requirements of this Section 7 (the “Notice of Proxy Access Nomination”) to the secretary of the corporation by or on behalf of a shareholder or shareholders that, at the time the notice is delivered, satisfy the ownership and other requirements of this Section 7 (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), (ii) the Eligible Shareholder expressly elects in writing at the time of providing the notice to have its Shareholder Nominee included in the corporation’s proxy statement pursuant to this Section 7 and (iii) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this Section 7.

(b)                                 Timely Notice.  To nominate a Shareholder Nominee, the Eligible Shareholder must timely submit the Notice of Proxy Access Nomination to the secretary of the corporation at the principal executive offices of the corporation.  To be timely, the Notice of Proxy Access Nomination shall be delivered to the secretary at the principal executive offices of the corporation, no earlier than on one hundred and fifty (150) days and no later than one hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders, or, if the date of the annual meeting of shareholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting of shareholders, or if no annual meeting of shareholders was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(c)                                  Information to be Included in Proxy Statement.  In addition to including the name of the Shareholder Nominee in the corporation’s proxy statement for the annual meeting of shareholders, the corporation shall also include (collectively, the “Required Information”): (i) as to each Shareholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, by the Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of its Shareholder Nominee, which must be provided at the same time as the notice for inclusion in the corporation’s proxy statement for the annual meeting of shareholders (a “Statement”).  Only one Statement may be submitted by an Eligible Shareholder in support of its Shareholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 7, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate the Securities and Exchange Commission’s proxy rules or any other applicable law, rule, regulation or listing standard.  Additionally, nothing in this Section 7 shall limit the corporation’s ability to solicit against any Shareholder Nominee or include in the corporation’s proxy statement its own statement or other information relating to any Eligible Shareholder or any Shareholder Nominee.

(d)                                 Shareholder Nominee Limits.  The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy statement pursuant to this Section 7 but either are subsequently withdrawn or that the board of directors decides to nominate (each, a “Board Nominee”)) appearing in the corporation’s proxy statement with respect to a meeting of shareholders shall be the greater of: (x) two (2); or (y) twenty percent (20%) of the number of directors in office (rounded down to the nearest whole number) (the “Permitted Number”) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 7 (the “Final Proxy Access Nomination Date”); provided, however, that: (i) in the event that one or more vacancies for any reason occurs on the board of directors at any time after the Final Proxy Access Nomination Date but before the date of the annual meeting of shareholders, and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced, and (ii) any Shareholder Nominee who is included in the corporation’s proxy materials for a particular meeting of shareholders but either (a) withdraws from or becomes ineligible or unavailable for election at the meeting or (b) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 7 for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

(e)                                  Persons Considered in Calculation of Maximum Number of Shareholder Nominees.  The following persons shall be considered Shareholder Nominees for purposes of determining when the Permitted Number has been reached: (i) any Shareholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 7 but whom the board of directors decides to recommend as a Board Nominee, (ii) any Shareholder Nominee whose name is withdrawn and who is not replaced by a successor Shareholder Nominee by the applicable Eligible Shareholder prior to the Final Proxy Access Nomination Date and (iii) any director who had been a Shareholder Nominee at any of the preceding two (2) annual meetings and whose reelection at the upcoming annual meeting of shareholders is being recommended by the board of directors.

(f)                                   Ranking Shareholder Nominees.  Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 7 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy statement.  If the number of Shareholder Nominees submitted by all Eligible Shareholders pursuant to this Section 7 exceeds the Permitted Number provided for in this Section 7, the highest ranking Shareholder Nominee from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Shareholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation.  If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 7 from each Eligible Shareholder has been selected, this process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g)                                  Eligibility of Nominating Shareholder; Shareholder Groups.  An Eligible Shareholder must have owned (as defined below) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares that represents three percent (3%) of the corporation’s outstanding common stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice of Proxy Access Nomination is received by the corporation in accordance with this Section 7 and the record date for determining shareholders entitled to vote at the meeting.  For purposes of satisfying the ownership requirement under this Section 7, the voting power represented by the shares of the corporation’s capital stock owned by one or more shareholders, or by the person or persons who own shares of the corporation’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that: (i) the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) each shareholder or other person whose shares are aggregated shall have held such shares continuously for the Minimum Holding Period.  Whenever an Eligible Shareholder consists of a group of shareholders and/or other persons, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 7 must be satisfied by and as to each such shareholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 7(g).  With respect to any one particular annual meeting, no shareholder or other person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 7.

(h)                                 Funds.  A group of two or more funds shall be treated as one shareholder or person for this Section 7 provided that the other terms and conditions in this Section 7 are met (including Section 7(j)) and the funds are: (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a group of “investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(i)                                     Ownership.  For purposes of this Section 7, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both: (i) the sole power to vote, or direct the voting of, and to dispose of, or to direct the disposition of, the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with (i) and (ii) shall not include any shares: (A) sold by such shareholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such person (or any of its affiliates) for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such shareholder’s (or its affiliates’) power to vote or direct the voting and power to dispose or direct the disposition of any of such shares and/or (b) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such shareholder (or affiliate). An Eligible Shareholder’s ownership of loaned shares shall only be deemed to continue during any period in which (x) the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls such loaned shares not more than five (5) business days after being notified that any of its Shareholder Nominee(s) will be included in the corporation’s proxy materials or (y) the Eligible Shareholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Shareholder. Whether outstanding shares of common stock of the corporation are “owned” for these purposes will be determined by the board of directors.  For purposes of this Section 7, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Act.

(j)                                    Nomination Notice and Other Eligible Shareholder Deliverables.  An Eligible Shareholder must provide with its Notice of Proxy Access Nomination the following information in writing to the secretary of the corporation: (i) in form and substance reasonably satisfactory to the corporation, verification that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement: (A) to provide, within five (5) business days after the record date for the annual meeting, verification of the Eligible Shareholder’s continuous ownership of the Required Shares through the record date and (B) notify the corporation promptly if the Eligible Shareholder ceases to own the Required Shares prior to the date of the applicable annual meeting of shareholders, (ii) documentation in form and substance reasonably satisfactory to the corporation demonstrating that any group of funds being counted as one shareholder in meeting the definition of Eligible Shareholder are entitled to be treated as one shareholder for purposes of this Section 7, (iii) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Act (or any successor provisions), (iv) the information, representations, and agreements that are the same as those that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 4, (v) in the case of a nomination by a group of shareholders, that together is an Eligible Shareholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, (vi) the consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (vii) representations and agreements in form and substance reasonably satisfactory to the corporation that the Eligible Shareholder: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election to the board of directors at the annual meeting of shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 7, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors and (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, (viii) a statement as to whether the Eligible Shareholders intend to maintain qualifying ownership of the Required Shares for at least one year following the annual meeting and (ix) an undertaking in form and substance reasonably satisfactory to the corporation that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation and (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 7.

(k)                                 Information to be Provided by Shareholder Nominee.  The Notice of Proxy Access Nomination must include a written representation and agreement from the Shareholder Nominee in form and substance reasonably satisfactory to the corporation that such person: (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the common stock of the corporation is listed, and all of the corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines and (iii) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. At the request of the corporation, each Shareholder Nominee for election as a director of the corporation must submit all completed and signed questionnaires required of directors and officers to the secretary of the corporation within ten (10) calendar days after such request.  The corporation may request such additional information, or such of the foregoing information in a form provided by the secretary upon written request, as necessary to permit the board of directors to determine if each Shareholder Nominee satisfies the requirements of this Section 7.

(l)                                     Notice of Defect.  In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect.

(m)                             Exceptions Permitting Exclusion of Shareholder Nominee.  The corporation shall not be required to include in its proxy materials for any meeting of shareholders, pursuant to this Section 7, a Shareholder Nominee: (i) for which the secretary of the corporation receives a notice that a shareholder has nominated such Shareholder Nominee for election to the board of directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 4, (ii) whose election as a member of the board of directors would cause the corporation to be in violation of the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (iii) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) if such Shareholder Nominee or the applicable Eligible Shareholder has failed to comply, in all material respects, with any of its or their obligations under this Section 7 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 7) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 7) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 7 have not otherwise been met.

(n)                                 Invalidity.  Notwithstanding anything to the contrary set forth herein, the board of directors shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the Shareholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the board of directors, (ii) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have materially breached or failed to comply, in all material respects, with any of its or their obligations under this Section 7 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 7) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 7) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 7 have not otherwise been met, as determined by the board of directors or the chairperson of the meeting or (iii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 7.  In addition, the corporation will not be required to include in its proxy materials any successor or replacement Shareholder Nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder.

(o)                                 Interpretation.  The board of directors (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this section (g) and to make any and all determinations necessary or advisable to apply this Section 7 to any persons, facts, or circumstances, including the power to determine whether: (i) a person or group of persons qualifies as an Eligible Shareholder, (ii) outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 7, (iii) a notice complies with the requirements of this Section 7, (iv) a person satisfies the qualifications and requirements to be a Shareholder Nominee, (v) inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards and (vii) any and all requirements of Section 3 and Section 6 have been satisfied. Any such interpretation or determination adopted in good faith by the board of directors (or any other person or body authorized by the board of directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation.

Section 8.                                           Quorum.  Except as otherwise required by law, the articles of organization or these bylaws, at any meeting of shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter.  Though less than a quorum is present, any meeting may be adjourned from time to time without further notice until a quorum is secured.

Section 9.                                           Action by Vote.  With respect to each voting group, when a quorum is present as to any matter, a majority of the votes properly cast for election of a director shall effect such election, and, upon any matter other than an election of a director, votes cast favoring the matter exceeding the votes opposing the matter shall constitute favorable action on the matter, except (a) when a larger number of affirmative votes is required by law, the articles of organization or these bylaws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter (to the extent permitted by law) or (b) when shareholders are selecting among several alternatives (including more nominees than directorships), in which case a plurality standard shall apply.

Section 10.                                    Voting.  Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the articles of organization.

Section 11.                                    Action by Consent.  Except as otherwise required by law, any action required or permitted to be taken by the shareholders may be taken without a meeting if evidenced by consents signed by all shareholders entitled to vote on the matter.

Section 12.                                    Conduct of Meeting.  The chairperson of the board shall call to order any meeting of the shareholders of the corporation and act as chairperson of the meeting.  In the chairperson’s absence, the meeting shall be called to order (in order of priority) by a person whom the board of directors designates (who need not be an officer of the corporation), the chief executive officer of the corporation or a person chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy.  If the secretary of the corporation is absent from the meeting, the secretary of the meeting shall be the person the chairperson appoints.  The chairperson of any meeting of shareholders of the corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion.  The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

Section 13.                                    Remote Participation.  Subject to such guidelines and procedures as the board of directors may adopt, at any meeting of shareholders, the board of directors may permit shareholders and proxyholders not physically present at the meeting to participate in the meeting, be deemed present in person, and vote at the meeting, by means of remote communications subject to such guidelines and procedures as the board of directors may adopt.  Such guidelines and procedures shall include reasonable measures to (1) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, and (2) provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings.  If any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II

Directors and Officers

Section 1.                                           Enumeration.  The corporation shall have a board of directors consisting of not less than three directors, except that whenever there shall be fewer than three shareholders, the number of directors may be less than three but in no event less than the number of shareholders.  The size of the board of directors shall be fixed by the board of directors and may be increased or decreased at any time by vote of a majority of the directors then in office, subject to the articles of organization.  The officers of the corporation shall be a president, a treasurer, a secretary, such other officers as the board of directors may from time to time appoint.

Section 2.                                           Qualifications.  Directors and officers need not be shareholders.  Two or more offices may be held by the same person.

Section 3.                                           Election.  The directors shall be elected in the manner provided in the articles of organization and these bylaws.  Officers shall be appointed by the board of directors.

Section 4.                                           Removal.  Directors may be removed from office only as provided in the articles of organization.  Officers may be removed from their respective offices with or without cause by the board of directors or the chief executive officer, if any, or the president, if there is no chief executive officer.

Section 5.                                           Resignation.  Resignations by directors shall be given in writing or by electronic transmission to the board of directors, the chairperson of the board or the secretary.  Resignations by officers shall be given in writing or by electronic transmission to the corporation.  Each such resignation shall be effective upon receipt unless specified to be effective at some other time acceptable to the corporation.

ARTICLE III

Meeting of the Directors

Section 1.                                           Regular Meetings.  Regular meetings of the board of directors may be held at such times and places as the board of directors may fix.

Section 2.                                           Special Meetings.  Special meetings of the board of directors may be held at any time and at any place designated in the notice of the meeting, when called by the chairperson of the board, if any, the chief executive officer (or, if there is no chief executive officer, the president), the secretary or by two or more directors.

Section 3.                                           Notice.  Twenty-four hours notice shall be given for a meeting of the board of directors unless waived.  A notice or waiver of notice need not specify the purpose of the meeting.  Notice of a meeting need not be given to any director if a waiver of notice, signed by the director before or after the meeting, or delivered by the director by means of electronic transmission, is filed with the minutes or to any director who attends the meeting without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the director’s arrival or who thereafter votes for or assents to action taken at the meeting.

Section 4.                                           Quorum.  A majority of the directors then in office shall constitute a quorum, but a smaller number may make a determination pursuant to Section 8.53 or Section 8.55 of chapter 156D of the Massachusetts General Laws that indemnification is permissible in a specific proceeding.  In addition, though less than a quorum is present, the chairperson of the board, if any, or a majority of the votes cast on the question may adjourn a meeting finally or from time to time without further notice until a quorum is secured.  If a quorum is present, a majority of the directors present may take any action that the board of directors is required or permitted to take unless a different number is required by law, the articles of organization or these bylaws.

Section 5.                                           Action by Consent.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing or by means of electronic transmission and the consents are filed with the records of the meetings of board of directors.  Such consents shall be treated for all purposes as votes at a meeting.

Section 6.                                           Committees.  The board of directors may create committees of the board of directors and may delegate to such committees some or all of the powers of the board of directors to the extent permitted by law.  Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or in such rules, its business shall be conducted as nearly as practical in the same manner as is provided by these bylaws for the board of directors.  The board of directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

ARTICLE IV

Powers and Duties of Directors and Officers

Section 1.                                           Directors.  The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all powers of the corporation that are not by law, the articles of organization or these bylaws required to be otherwise exercised.  The board of directors may from time to time, to the extent permitted by law, delegate any of its powers to committees, officers, attorneys or agents of the corporation, subject to such limitations as the board of directors may impose.

Section 2.                                           Chairperson and President.  The board of directors may appoint a chairperson of the board who, unless otherwise determined by the board of directors, shall preside, when present, at meetings of the board of directors and shall have such other powers and duties as customarily belong to the office of chairperson of the board or as may be designated from time to time by the board of directors.  The president shall be the chief executive officer of the corporation, unless the board of directors designates another officer.  The chief executive officer shall, subject to the direction of the board of directors, have general supervision and control of the business of the corporation.  In the absence of the chairperson of the board and unless the board of directors specifies otherwise, the chief executive officer shall preside at all meetings of shareholders and of the board of directors at which the chief executive officer is present.  The president and the chief executive officer shall perform such other duties and shall have such other powers as the board of directors may designate from time to time.

Section 3.                                           Treasurer.  Except as the board of directors shall otherwise determine, the treasurer shall be the chief financial officer of the corporation and shall have such powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the board of directors or by the president.

Section 4.                                           Secretary.  The secretary and any assistant secretaries shall have responsibility for preparing, or overseeing the preparation of, minutes of meetings of the shareholders and board of directors and for authenticating, or overseeing the authentication of, records of the corporation.

Section 5.                                           Other Officers.  Other officers of the corporation, if any, shall have such powers, duties and titles as may be designated from time to time by the board of directors or by the president.

Section 6.                                           Equity Awards.  The board of directors may delegate to the chief executive officer, the president or a vice president authority to grant options or other equity incentive awards provided (a) such awards are pursuant to an equity incentive plan approved by the board of directors or a committee of the board of directors and (b) the grants satisfy parameters established under such equity incentive plan or otherwise set by the board of directors or a committee of the board of directors.  The consideration received by the corporation in connection with shares issued pursuant to such awards shall be deemed adequate.

ARTICLE V

Employment Contracts

The corporation may enter into employment contracts authorized by the board of directors extending beyond the terms of the directors.  An employment contract shall be valid despite any inconsistent provision of these bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the board of directors to remove officers.  Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any.

ARTICLE VI

Stock and Transfer Books

The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.  The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that the shareholder’s record address is the shareholder’s correct address.

ARTICLE VII

Share Certificates

The board of directors may authorize the issuance without certificates of some or all of the shares of any or all of the corporation’s classes or series of stock.  Except to the extent the board of directors has determined to issue shares without certificates, a shareholder shall be entitled to a certificate stating the number, the class and the designation of the series, if any, of the shares the certificate represents, in such form as shall, in conformity with law, be prescribed from time to time by the board of directors.  Such certificate shall be signed by any two of the chief executive officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary.  Such signatures may be facsimiles.  If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

ARTICLE VIII

Fiscal Year

The fiscal year shall be fixed from time to time by the board of directors.

ARTICLE IX

Massachusetts Control Share Acquisition Act

The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to the corporation.

ARTICLE X

Amendment of Bylaws

These bylaws may be amended, altered or repealed in whole or in part, and new bylaws may be adopted, by the shareholders, in each case, by votes cast in favor of such action representing a majority of the votes entitled to be cast on the matter.  The board of directors may also make, amend or repeal these bylaws in whole or in part, except with respect to any provision that by law, the articles of organization or these bylaws requires action by the shareholders.  Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the board of directors of any bylaw, notice thereof stating the substance of the action taken by the board of directors shall be given to all shareholders entitled to vote on amending the bylaws.

Adopted by the board of directors             , 2019
Approved by the shareholders             , 2019